Exhibit (23)-3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-___) on Form S-4 of Superior Bancorp of our report dated June 14, 2006, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K/A of Community Bancshares, Inc. for the year ended December 31, 2005.
We also consent to the reference to our firm under the caption “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.
/s/ Carr, Riggs & Ingram, LLC
Montgomery, Alabama
August 4, 2006